Exhibit 1.2

Proposed

Amendments to

2010 and 2011

Convertible Debentures -

Enhanced from Original

Proposed Amendments

November 23, 2009

Power to

Perform

Notice to United States Debentureholders

The Debentures have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and the solicitation described in the Original and Supplemental Circular is being made in the United States pursuant to the exemption from the registration requirements of the 1933 Act provided by Rule 802 thereunder. The Trust has filed with the SEC a Form CB in connection with the Revised Debenture Amendments.

This solicitation is made for the securities of a Canadian entity. The solicitation is subject to Canadian disclosure requirements that are different from those of the United States. In particular, this solicitation of proxies is being effected in accordance with Canadian securities laws and the Debenture Trust Indenture. This solicitation of proxies is not subject to Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the “1934 Act”), and Debentureholders should be aware that the applicable requirements under Canadian corporate and securities laws may differ from the requirements applicable to registration statements under the 1933 Act and proxy statements under the 1934 Act. Following the Revised Debenture Amendments, the Debentures held by Debentureholders will be “restricted securities” under the 1933 Act, and therefore subject to resale restrictions, to the same extent and proportion as the Debentures held by Debentureholders prior to the Revised Debenture Amendments.

The Trust is an unincorporated open-ended income trust established under the laws of the Province of Alberta, Canada. It may be difficult for you to enforce your rights and any claim you may have arising under the United States federal or state securities laws, as the Trust and the Administrator are organized or incorporated, as applicable, under the laws of Alberta, Canada, all or most of their assets are located in Canada, and all of the officers and directors of the Administrator are residents of Canada. You may not be able to sue a foreign entity or its officers or directors in a foreign court for violations of U.S. federal or state securities laws. It may be difficult to compel a foreign entity and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the Revised Debenture Amendments may have tax consequences both in the United States and in Canada. Tax considerations applicable to Debentureholders subject to United States federal taxation have not been included in the Original or Supplemental Circular, and such Debentureholders should consult their own tax advisors to determine the particular consequences to them of participating in the solicitation being made hereunder. For a summary of the applicable tax considerations under Canadian law, see “Certain Canadian Federal Income Tax Considerations” in the Original Circular. You should be aware that the Trust or its affiliates may bid for or purchase securities otherwise than under this solicitation, such as in the open market or privately negotiated purchases, subject to applicable securities laws.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES ADMINISTRATOR, OR ANY SECURITIES REGULATORY AUTHORITY IN CANADA, NOR HAS THE SEC, ANY STATE SECURITIES ADMINISTRATOR, OR ANY SECURITIES REGULATORY AUTHORITY IN CANADA PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Disclaimer to Security Holders

Debentureholders are referred to the Original Circular dated October 15, 2009 and to the Supplemental Circular dated November 24, 2009, both of which may be accessed by visiting the Trust’s profile on www.sedar.com.

Certain statements included herein and in the Original and Supplemental Circulars constitute “forward-looking statements”. All statements included in herein or in the Original or Supplemental Circular that address future events, conditions or results of operations, including in respect of the Revised Debenture Amendments, are forward-looking statements. These forward-looking statements can be identified by the use of forward-looking words such as “may”, “should”, “will”, “could”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe”, “future” or “continue” or the negative forms thereof or similar variations. These forward-looking statements are based on certain assumptions and analyses made by management in light of their experiences and their perception of historical trends, current conditions and expected future developments, as well as other factors they believe are appropriate in the circumstances.

Debentureholders are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of risks and uncertainties. Many of such risks and uncertainties are outside the control of the Trust and could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

In making such forward-looking statements, management has relied upon a number of material factors and assumptions, including with respect to general economic and financial conditions, interest rates, exchange rates, equity markets, business competition, changes in government regulations or in tax laws, acts and omissions of third parties and the ability of the Trust to obtain approval for the Revised Debenture Amendments. Such forward-looking statements should, therefore, be construed in light of such factors and assumptions.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. The Trust is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

2

Market Profile

• Trust Units Outstanding at Oct 30, 2009 (PMT.UN) 124.6 million

• Management Ownership 22%

• Unit Price (30 day weighted average) $ 5.16

• Current Distribution (monthly) $ 0.05

• Current Annualized Yield 12%

• YTD Average Daily Trading Volume 380,540

• Market Capitalization at Nov 23, 2009 $ 627 million

• Convertible Debentures $ 230 million

(PMT.DB.A; PMT.DB.B; PMT.DB.C)

• Net Bank Debt (Sept 30, 2009) $ 290 million

• Enterprise Value $ 1.1 billion

3

Healthy Balance Sheet

• Net current bank debt ~$290 million (following September 30th $41 million hedge crystallization and reset)

• Combined current borrowing bases on credit facilities $410 million

- PET - $400 million (Semi-annual redetermination pending)

-Severo - $10 million (confirmed through April 2010)

• Convertible debentures of $230.2 million effectively represent term debt with the majority maturing in 2011 and 2012

TSX Symbol Amount Outstanding Coupon Rate Conversion Price Maturity Date 10 Day Weighted Avg. Trading Price

PMT.DB.A $ 55.3 million 6.25% $ 19.35 June 30, 2010 $ 98

PMT.DB.B $ 100.0 million 6.25% $ 23.80 April 30, 2011 $ 97

PMT.DB.C $ 74.9 million 6.5% $ 14.20 June 30, 2012 $ 96

• Premium Drip Plan implemented September 21, 2009 – Currently ~55% participation

• Mark-to-market value of post-Q3 2009 in-the-money and crystallized hedges ~ $95 million

• 2009 ending net bank debt to 2009 cash flow ratio projected at 1.3 times

4

Price Risk Management

Strategy

- Protect the level of the Trust's monthly distributions and manage the balance sheet
- Enhance or protect the economics of an acquisition as prices vary from those forecast
- Enhance or protect capital program economics
- Capitalize on perceived market anomalies

Current Hedge Position

Term	Volumes at AECO (GJ/day)(1)	Price ($/GJ)	AECO/NYMEX Futures Price ($/GJ)(2)	% of Current Production Capability(3)
December 2009 (4)	45,000	$5.22	$4.52	22 %
January 2010 - March 2010 (4)	2,500	$5.38	$4.73	6 %
April 2010 - October 2010	107,500	$7.24	$4.83	52 %
November 2010 - March 2011	117,500	$7.77	$5.97	57 %
April 2011 - October 2011	50,000	$6.33	$5.62	24 %
January 2013 - March 2013	89,679	$6.79	$6.68	44 %

(1) Additional "call" option contracts are outstanding as of October 13, 2009 as presented in management's discussion and analysis ("MD&A")
(2) Futures price reflects forward market prices as at November 23, 2009
(3) Calculated using production capability of 205,000 GJ/d, including gas over bitumen and voluntary economic shut-in volumes and Profound Energy Inc. production
(4) Reflects additional crystallization of winter 2009/2010 hedges post Q3 2009 for ~$6 million

Excluding Realized Gains Of $164 Million in 2009, The Mark-to Market Value Of The Trust's Hedge Book = $89 Million

PARAMOUNT ENERGY TRUST

5

Overview of Proposed Amendments

$160

$140 $155.2

$120

$100

$99.97

$80

$60 $74.90

$40 $55.27

$20

$0

Jun-10 Apr-11 Jun-12 … January-15

Paramount’s Convertible Debenture Maturity Schedule

• Proposal to seek Debentureholder approval to amend:

-$55.27 million 6.25% convertible unsecured subordinated debentures convertible at $19.35 due June 30, 2010 (the “2010 Debentures”) ; and

-$99.97 million 6.25% convertible unsecured subordinated debentures convertible at $23.80 due April 30, 2011 (the “2011 Debentures”)

-$155.24 million 7.25% convertible unsecured subordinated debentures convertible at $7.50 due January 31, 2015 (the “Revised Amended Debentures”)

6

Overview of Proposed Amendments

• INCREASE, the coupon by 1.0% from 6.25% to 7.25%

o Original amendment proposed 6.75%

• REDUCE, the conversion price to $7.50 per Trust Unit

o Original amendment proposed $8.40 per Trust Unit

• EXTEND, the maturity date to a 5 year term maturing January 31, 2015

o Original Amendment proposed 7 year term maturing October 31, 2016

• THREE YEAR NON-CALL, until to January 31, 2013

o Original amendment proposed four year non-call to October 31, 2014

Effective Three Year Call Option on Natural Gas Prices and Extensive Prospect Inventory

7

Enhanced Economic Terms

Summary of Key Terms:

Amended Debentures 2010 Debentures and 2011 Debentures

Face Value $155,243,000 principal amount 2010 Debentures: $55,271,000 principal amount

2011 Debentures: $99,972,000 principal amount

Maturity Date January 31, 2015 2010 Debentures: June 30, 2010

2011 Debentures: April 30, 2011

Coupon 7.25% 2010 Debentures: 6.25%

2011 Debentures: 6.25%

Conversion Price $7.50 per unit 2010 Debentures: $19.35 per unit

2011 Debentures: $23.80 per unit

Redemption January 31, 2013 – January 31, 2014 at $1,050 2010 Debentures: To June 30, 2010 at $1,025

January 31, 2014 – January 31, 2015 at $1,000 2011 Debentures: To April 30, 2010 at $1,050

From April 30, 2010 – April 30, 2011 at $1,025

Listing The TSX has conditionally approved the listing of the Amended Debentures under the symbol PMT.DB.D 2010 Debentures: PMT.DB.A

2011 Debentures: PMT.DB.B

All Other Terms And Conditions Of Debentures Remain Unchanged

8

Proposed Amendments: Rationale

• Maturity of Debentures in 2010 and 2011 is a significant component of Paramount’s capital structure

• Enhances liquidity to enable the Trust to pursue strategic growth

• Enables capital to be re-directed towards value maximizing opportunities versus debt retirement

• Permits the Trust’s financial and operational performance to be more appropriately valued

• Attracts new investors and provides a more liquid market for both the units and the Debentures

• Permits the Trust to capitalize on future external growth opportunities that may materialize

• Board of Directors recommends Debentureholders CONSENT TO/VOTE FOR the Debenture Amendments

Benefits Of Proposed Amendments: Debentureholders

• Increase interest rate by 1 percentage point to 7.25% (an increase of 16% from 6.25%)

• Receive meaningful equity option value

• Debentureholders’ interests more closely aligned with unitholders’ interests

• Opportunity to re-invest on a commission free basis (no transaction costs to Debentureholders)

• Consistent with management’s long term conservative approach to balance sheet structure

• Consolidation of the 2010 Debentures and the 2011 Debentures may yield greater secondary market trading liquidity

Benefits Of Proposed Amendments: PET

• Strengthens the balance sheet

• Simplifies the capital structure

• Re-embraces a component of the investor base

• Removes future refinancing risk on Debentures

• Amended Debentures less dilutive than other future financing options

• Conversion price in line with PET’s current calculated net asset value on booked reserves only, allowing both Debentureholders and Unitholders to share in unbooked upside potential related to stronger future gas prices and attractive projects in the Trust’s extensive prospect inventory

PET Will Be Well Positioned, Post Transaction, To Pursue Strategic Growth

Anticipated Timing / Approvals

Record Date: October 9, 2009

Mailing of Circular, Original Circular mailed on October 20, 2009

Proxy Statement: Supplemental Circular with Revised Amendments to be mailed on or about November 25, 2009

Last Date for Receipt 4:30 pm December 4, 2009

of Consent/Proxy:

Meeting Date (if 1:30 pm December 7, 2009

required):

Approvals: For the proposed amendments to be approved either:

(a)	holders of at least 66 2/3% of the principal amount of each of the 2010 Debentures and the 2011 Debentures sign and deposit an instrument in writing that will accompany the Circular; or

(b)	holders of at least 66 2/3 % of the principal amount of each of the 2010 Debentures and the 2011 Debentures (each voting separately as a series), in each case, present or represented by proxy vote for the proposed amendments at a meeting of

Debentureholders

Treatment of Debentureholders who previously voted for the originally proposed amendments do not need to

Previous Voting: take any action to have their consent counted in favour of the revised amendments.

Debentureholders who previously voted for or against the originally proposed amendments and who now would like to change their vote as it applies to the revised amendments can do so by depositing either the previously provided form or the amended form of Written Consent and Form of Proxy in accordance with the instructions provided therein.

Application of Should the proposed revised amendments be approved for either series of Debentures, all

Revised Terms: debentures of that series will be revised in accordance with the revised terms herein proposed. 12

Earnings Coverage Ratios(1)

12 Months Ended 12 Months Ended

December 31, 2008 Sept. 30, 2009

Earnings Coverage - As Reported

Trust Income (before interest $79.0 million $63.6 million

and income tax reduction)

Interest Expense $32.2 million $29.6 million

Interest Coverage 2.5X 2.1X

Funds Flow(2) $275.4 million $253.5 million

Coverage 8.6X 8.6X

Earnings Coverage – Pro Forma(3)

Trust Income (before interest $79.0 million $63.6 million

and income tax reduction)

Interest Expense $33.7 million $31.1 million

Interest Coverage 2.3X 2.0X

Funds Flow(2) $273.9 million $251.9 million

Coverage 8.1X 8.1X

(1) Earnings coverage ratios are calculated on a consolidated basis for both the twelve month period ended December 31, 2008 and for the twelve month period ended September 30, 2009 and are derived from audited annual financial information for the twelve month period ended December 31, 2009 and the interim unaudited financial information for the twelve month period ended September 30, 2009 (2) Funds flow from operations before change in non-cash working capital, settlement of asset retirement obligations and certain exploration costs

(3) Assumes the Amended Debentures are included in long-term debt and their respective carrying charges are included in interest expense 13

In Summary

The Debenture Amendments:

• INCREASE, the coupon by 1.0% from 6.25% to 7.25%

o Original amendment proposed 6.75%

• REDUCE, the conversion price to $7.50 per Trust Unit

o Original amendment proposed $8.40 per Trust Unit

• EXTEND, the maturity date to a five year term maturing January 31, 2015

o Original Amendment proposed 7 year term maturing October 31, 2016

• THREE YEAR NON-CALL, until to January 31, 2013

o Original amendment proposed four year non-call to October 31, 2014

Immediate Attention Required: How To Vote FOR / Consent TO

To CONSENT TO or VOTE FOR the Debenture Amendments, Debentureholders may:

Mail

Step 1. Mark the “CONSENTS TO/VOTES FOR” box on the Original or Revised Written Consent and

Form of Proxy

Step 2. Sign and date the Written Consent and Form of Proxy

Step 3. Deposit with Computershare Trust Company of Canada, 100 University Avenue, 11th Floor,

South Tower, Toronto, Ontario M5J 2Y1, Attention: Proxy Department, or

Deposit with Kingsdale Shareholder Services Inc by Fax at 1-866-545-5580, or

Debentureholders may send their proxy form to broker who can vote on Debentureholder’s behalf as soon as practicable and in any event no later than 4:30 p.m. (Calgary time) on

December 4, 2009; or

Telephone Voting

English Telephone: 1-800-474-7493 French Telephone: 1-800-454-8683

Step 1. Dial the telephone number. Will require 12-digit control number located in the box on the voting form

Internet Voting

Step 1. Log on to www.proxyvote.com. Will require 12-digit control number located in the box on the voting form

Contact Information

The Dealer Manager and Solicitation Firm are:

NATIONAL BANK FINANCIAL INC. 130 King Street West, Suite 3200 Toronto, Ontario M5H 3T9 Tel: (416) 869-7516 Fax: (416) 869-6540

KINGSDALE SHAREHOLDER SERVCIES INC. 130 King Street West, Suite 2950 Toronto, Ontario M5X 1C9 Toll Free Phone: 1-888-518-1558 Banks and Brokerages: 416-867-2272

1-866-545-5580 (FAX – Toll Free)

Any questions and requests for assistance may be directed to the Dealer Manager or the Solicitation Firm at their respective telephone numbers and locations set out above

PET’s Business

Business Plan

CONVENTIONAL SHALLOW GAS NEW VENTURES

Synergistic To Base Assets

ASSET ACCRETIVE

OPTIMIZATION ACQUISITIONS

• Unconventional Viking and Colorado Shale

• Gas storage

• Bitumen land bank

+ • GOB technical solutions

• CO2 sequestration & storage

• West Holden Mannville CBM

• Deep Basin Exploration

• Elmworth Montney Shale gas

High Impact Growth

HEALTHY

MAXIMIZE BALANCE CASH FLOW SHEET

MAXIMIZE DISTRIBUTIONS AND

UNITHOLDER VALUE

Value Creation - The Model Works

$28.00 200% Distributions to

(%) Year end 2008

$24.00

160% NAV $13.124/Unit

$20.00 initial NAV @Year end 2008

Unit $16.00 120% on $10.63/Unit

/Trust $12.00 return

$ 80% annual

NAV @ Feb 2003 $8.00

$8.91/Unit 40%

$4.00 Cumulative

$0.00 0%

Feb 03 2003 2004 2005 2006 2007 2008

Year end net asset value @ 5% Annual distributions

Year end net asset value plus distributions to date Cumulative rate of return on initial NAV (%)

• Current distributions - $0.05 per Unit per month

Average Annual Return on NAV = 28% Value Growth per Unit Since Inception = 166%

Current Operations Profile

Natural Gas Focused Asset Optimization:

5	Core Producing Areas plus Private Explore Co.

Conventional Shallow Gas - Mannville and Devonian

Unconventional Gas - Viking and Colorado Shale Resource Play

Deep Basin Tight Gas Resource Plays – Rock Creek, Notikewin

Current Average Daily Production 145 MMcfe/d (24,333 BOE/d)

Recent 2009 Voluntary Production Shut-in 30 MMcfe/d (5,833 BOE/d)

Total Production Capability 180-190 MMcfe/d (30,000 BOE/d)

Gas over Bitumen Deemed Production(2) 28 MMcf/d

P+P Reserves(1) 560 Bcfe

Reserve Life Index (P+P) 8.0 Years

Undeveloped Land Base (Core Producing Areas) 1.7 Million net acres

Asset Optimization Strategy: Offset annual production through capital investment targeting to maintain production, reserves and opportunities per Unit

E&P New Venture Growth Strategy:

Undeveloped Land Base (Growth Plays) 0.4 Million net acres

Elmworth Montney – 50,000 net acres

Deep Basin Tight Gas Exploration

NE Alberta Bitumen Resource Exposure – 330,000 net acres

(1)	As evaluated by McDaniel and Associates and GLJ Petroleum Consultants at December 31, 2008
(2)	8.6 MMcf/d interim shut-in order issued by ERCB effective October 31, 2009

Shallow Gas Sustainability Equation

Capital

Distributions + < Cash Flow

Investment

• Predictable production profile from shallow gas asset base

Managable base decline of < 20%

• High netbacks

High working interest

Dominant infrastructure ownership and operatorship

Minimal processing - dehydration and compression

• Opportunity inventory for cost-effective production & reserve additions

< $20,000/flowing BOE; top quartile F,D&A costs

Production optimization activities (clean outs, water shut-offs, etc.)

Uphole completions

Pool extensions and development

Concentric exploration

• Undeveloped land to feed the prospect inventory

Shallow gas asset base well suited to

sustainable cash flow distributing model

PET’s Sustainability Equation

Cash Flow less Capex and Distributions ($MM)

Payout Ratio

Excess Payout

Annual ratio @

Gas Price 20% 30% 40% 50% 60% Cash Flow $0.05 Sustainable

($/GJ) after $0.05 Monthly Distribution

Monthly Distribution

Distribution

$5.00 19 6 (8) (22) (35) (23) 53% $0.031

$6.00 62 43 24 5 (14) 32 38% $0.066

$7.00 101 77 53 29 6 83 31% $0.099

$8.00 132 104 76 48 21 125 26% $0.124

(1)	Cash flow at gas price excluding hedging

(2) Assumes $90 million capex to keep production flat with production additions @ $3MM/MMcf/d (3) Excludes DRIP proceeds (currently ~ 50% of monthly distribution

Excess cash flow generated above current distribution of $0.05 per Unit per month and capex required for sustainability at gas price > $5.50 / GJ at AECO

2010 Sustainability Equation – with Hedging

Cash Flow less Capex and Distributions ($MM)

Payout Ratio

Gas Price Excess Annual

($/GJ) Cash Flow Payout ratio

20% 30% 40% 50% 60% after $0.05 @ $0.05 Sustainable

Monthly Distribution

Monthly Distribution

Distribution

$4.00 70 50 30 10 (10) 42 40% $0.073

$5.00 81 60 39 17 (4) 58 37% $0.082

$6.00 92 69 47 24 1 68 35% $0.090

$7.00 99 75 52 28 4 74 34% $0.096

$8.00 99 75 52 28 4 74 32% $0.097

(1)	Cash flow at gas price including PET’s 2010 hedging

(2) Assumes $90 million capex to keep production flat with production additions @ $3MM/MMcf/d (3) Excludes DRIP proceeds (currently ~ 50% of monthly distribution)

With 2010 hedging, excess cash flow generated above current distribution of $0.05 per Unit per month and capex required for sustainability at gas price > $3.50 / GJ at AECO

Opportunity Inventory – Risk Discounted

Reserve Report

2008 Year End P + P Reserves = 560.7 Bcfe

- 398.4 Bcf Developed

- 162.2 Bcf Undeveloped

Prospect Inventory

Risk-Discounted Additional Reserve Potential = 345 Bcfe

New Ventures

•Gas Storage

•CO2 Sequestration and Storage •Mannville CBM

Developed reserves represent <60% of the risk-discounted_reserve potential and value of PET

Net Asset Value with Prospect Inventory

Risk Discounted – September 2009 Strip

(1) December 31, 2008 reserves, less production to September 1, 2009 at Sept 11, 2009 forward strip for 2009 and 2010 per McDaniel July 1, 2009 price forecast thereafter (2) 2009 YTD realized and market-to-market value of PET hedge book at September 11, 2009 (3) Bank debt and convertible debentures at September 11, 2009 net of estimated working capital (4) NAV adjusted to reduce price for remainder of 2009 and 2010 by amount indicated net of hedging effects

For Additional Information:

Clay Riddell Executive Chairman Sue Riddell Rose President & CEO Cam Sebastian VP Finance & CFO Sue Showers Investor Relations & Communications Advisor

Suite 3200, 605 5th Avenue SW Calgary, AB T2P 3H5 (403) 269-4400 Fax (403) 269-4444

www.paramountenergy.com

Questions? info@paramountenergy.com